Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "ARBOR ENTECH CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-NINTH DAY OF SEPTEMBER, A.D. 1980, AT 1:30 O`CLOCK P.M.

CERTIFICATE OF REVIVAL, FILED THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 1983, AT 3 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 1983, AT 3:01 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "ARBOR ENERGY CORPORATION" TO "ARBOR ENTECH CORPORATION", FILED THE TWENTY-NINTH DAY OF MAY, A.D. 1984, AT 9 O`CLOCK A.M.

CERTIFICATE OF REVIVAL, FILED THE FIRST DAY OF NOVEMBER, A.D. 1988, AT 9 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

900024 8100H

SR# 20185637142

Authentication: 203054837

Date: 07-12-18

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 1989, AT 9 O`CLOCK A.M.

CERTIFICATE OF REVIVAL, FILED THE THIRTIETH DAY OF JULY, A.D. 1999, AT 9 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTIETH DAY OF JULY, A.D. 1999, AT 9:01 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE FOURTH DAY OF JANUARY, A.D. 2012, AT 2:24 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "ARBOR ENTECH CORPORATION".

Jeffrey W. Bullock, Secretary of State

900024 8100H
SR# 20185637142

Authentication: 203054837
Date: 07-12-18

CERTIFICATE OF INCORPORATION

OF

ARBOR ENERGY CORPORATION

FIRST - The name of this Corporation is ARBOR ENERGY CORPORATION

SECOND - Its registered office in the State of Delaware is to be located at Suite 212, Bank of Delaware Building, State and Loockerman Streets in the city of Dover, County of Kent The Registered Agent in charge thereof is Agents for Delaware Corporations, Inc. at Suite 212, Bank of Delaware Building, State and Loockerman Streets, Dover, Delaware 19901

THIRD - The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

"The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware."

FOURTH - The amount of the total authorized capital stock of this corporation is one hundred thousand dollars ($100,000) divided into twenty-five million shares of four tenths (4/10) of a cent each.

FIFTH - The name and mailing address of the incorporator is as follows:

Name	Address
Bruce D. Ralston	P. O. Box 341, Dover, DE 19901

SIXTH - The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.

SEVENTH - The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of this corporation.

With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have authority to dispose, in any manner, of the whole property of this corporation.

The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them, shall be open to the inspection of the stockholders and no stockholder shall have any right of inspecting any account, or book, or document of this corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.

The stockholders and directors shall have power to hold their meetings and keep the books, documents, and papers of the corporation outside the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

It is the intention that the objects, purposes and powers specified in the third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Certificate of Incorporation, but that the objects, purposes and powers specified in the third paragraph and in each of the clauses or paragraphs of this Charter shall be regarded as independent objects, purposes and powers.

WE, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true; and we have accordingly hereunto set our respective hands.

DATED as Sept 29

_______________ 1980

[signature]

____

____

3 ym

FILED

FEB 23 1983

[signature]
SECRETARY OF STATE

CERTIFICATE

For Renewal and Revival of Charter

ARBOR ENERGY CORPORATION, a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary on the **29th** day of **September, 1980**, and recorded in the office of the Recorder of Deeds for Kent County, in Certificate of Incorporation Record ' , Vol. 68 , page 53 , on the 30th day of 1980, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is **ARBOR ENERGY CORPORATION**

2. Its registered office in the State of Delaware is located at **410 South State Street**, City of **Dover**, County of **Kent** and the name and address of its registered agent is **XL CORPORATE SERVICES, INC.**

3. The date when the restoration, renewal and revival of the charter of this company is to commence is the **28th** day of **February, 1982**, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

4. This corporation was duly organized and carried on the business authorized by its charter until the **1st** day of **March A.D. 1982**, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of §312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, **Harvey Houtkin**, the last and acting **President**, and **Mark Shefts** the last and acting **Secretary** of **ARBOR ENERGY CORPORATION**, have hereunto set their hands to this certificate this 21stday of December, 1982.

[signature]
Harvey Houtkin
Last and Acting President

Attest:

Mark Shefts
Mark Shefts
Last and Acting Secretary

3:01 pm

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ARBOR ENERGY CORPORATION

FILED

FEB 23 1983

SECRETARY OF STATE

* * * * *

WE, THE UNDERSIGNED, HARVEY HOUTKIN and MARK SHEFTS, being respectively the President and the Secretary of ARBOR ENERGY CORPORATION hereby certify:

1. The name of the Corporation is ARBOR ENERGY CORPORATION.

2. The Certificate of Incorporation was filed with the Office of the Secretary of State on September 29, 1980.

3. (a) The Certificate of Incorporation is hereby amended to effect a change in the aggregate number of shares which the Corporation has authority to issue, pursuant to Section 242 of the General Corporate Law of the State of Delaware.

(b) To effect the foregoing, Article Fourth relating to the aggregate number of shares which the Corporation shall have authority to issue is hereby amended to read as follows:

> "Fourth - The amount of the total authorized capital stock of this Corporation is seventy-five million (75,000,000) shares, par value $.0001 each.

4. The amendment was authorized in the following manner:

> By unanimous written consent of the Board of Directors and by unanimous shareholder resolution.

IN WITNESS WHERECF, we have signed this Certificate of Amendment on November 12, 1982 and we affirm the statements contained therein as true under penalties of perjury.

HARVEY HOUTKIN, President

Attest: MARK SHEFTS, Secreta.

The undersigned, being the holder of all of the issued and outstanding capital stock of ARBOR ENERGY CORPORATION does hereby consent to the amendment of the Certificate of Incorporation of such Corporation described in the annexed Certificate of Amendment and does consent to the filing of same with the Secretary of the State of Delaware.

Dated: November 12, 1982

SOLAR PRODUCTS, SUN TANK, INC.

By: ______________________

SOL HOUTKIN, Vice-President

____

HARVEY HOUTKIN, Secretary, Treasurer

8401500285

FILED 9Am

MAY 29 1984

[signature]

SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

* * * * *

Arbor Energy Corporation, a corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

FIRST: That at a duly held meeting of the Board of Directors of said Corporation, the Board duly adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

"RESOLVED, that the Board of Directors deems it advisable, and hereby declares it to be advisable, that Article 1 of the Corporation's presently existing Certificate of Incorporation be amended, changed and altered, so that, as amended, said Article shall be and read as follows:

'1. The name of the Corporation is

Arbor EnTech Corporation'"

SECOND: That in lieu of a meeting and vote of stockholders, written consent of stockholders to said amendment has been given in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in Section 228 of The General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Arbor Energy Corporation has caused this certificate to be signed by HARVEY HOUTKIN, its President, and attested by MARK SHEFTS, its Secretary, this 16 day of May, 1984.

Arbor Energy Corporation

By [signature]
Harvey Houtkin, President

ATTEST:

[signature]
Mark Shefts, Secretary

STATE OF N.J., COUNTY OF Hudson ss:

On this 16 day of May, 1984, before me Mark Shefts, the undersigned officer, personally appeared Harvey Houtkin, known personally to me to be the President of the above named corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, be signing the name of the corporation by himself as such officer.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

[signature]
Notary Public, State of New ~~York~~

MARK SHEFTS
Notary Public of New Jersey
Commission Expires Jan. 7, 1987

888306092

FILED 9:AM

NOV 1 1988

Michael Harkins
SECRETARY OF STATE

CERTIFICATE
For Renewal and Revival of Charter

ARBOR ENTECH CORPORATION, a corporation organized under the laws of **Delaware**, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the **29th** day of **September, 1980**, and recorded in the office of the Recorder of Deeds for **Kent** County, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is **ARBOR ENTECH CORPORATION**

2. Its registered office in the State of Delaware is located at **410 South State Street**, City of **Dover**, County of **Kent**, and the name and address of its registered agent is **XL CORPORATE SERVICES, INC., 410 South State Street, Dover, Delaware 19901.**

3. The date when the restoration, renewal and revival of the charter of this company is to commence is the **29th** day of **February, 1988**, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

4. This corporation was duly organized and carried on the business authorized by its charter until the **1st** day of **March, A.D. 1988**, at which time its charter became inoperative and void for non-payment of taxes and this certificate of renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of §312 of the General Corporation Law of the State of Delaware, as amendment providing for the renewal, extension and restoration of charters, **Harvey Houtkin**, the last and acting President, and **Sherri Houtkin** the last and acting Secretary of **ARBOR ENTECH CORPORATION**, have hereunto set their hands to this certificate this 27th day of **October, 1988**.

[signature]

Harvey Houtkin
Last and Acting President

Attest:

[signature]

Sherri Houtkin
Last and Acting Secretary

FILED

OCT 24 1989

[signature]

SECRETARY OF STATE

9 Am

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ARBOR ENTECH CORPORATION

* * * * *

Arbor EnTech Corporation, a corporation organized and existing under and by virtue of The General Corporation Law of Delaware, does hereby certify:

FIRST: That at a duly held meeting of the Board of Directors of said Corporation, the Board duly adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

"RESOLVED, that the Board of Directors deems it advisable, and hereby declares it to be advisable, that Article FOURTH of the Corporation's presently existing Certificate of Incorporation be amended, changed and altered so that, as amended, said Article shall be and read as follows:

"FOURTH: The Corporation shall have the authority to issue 3,000,000 shares at $.001 par value."

SECOND: The purpose of the amendment, change and alteration to Article FOURTH is (i) to effect a change in the aggregate number of shares which the Corporation shall have the authority to issue and (ii) to change the par value of such shares.

THIRD: That at a duly held meeting of the Board of Directors of said Corporation, the Board duly adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

RESOLVED, that on the Effective Date, as defined herein, each outstanding 100 shares of Common Stock $.0001 par value each, shall be changed into one (1) share of Common Stock, $.001 par value. As a result of such recapitalization, the Corporation's 30,053,867 shares of $.0001 par value Common Stock, which are issued and outstanding, shall be changed into a total of approximately 300,538 shares of Common Stock, $.001 par value; and it was further

RESOLVED, that the Corporation shall not issue fractions of shares of Common Stock as a result of the reverse stock split but shall, in lieu thereof, make payment in cash based upon the Current Market Price per share of Common Stock as of the Effective Date. The Current Market Price per share of Common Stock on the Effective Date shall be deemed to be the average of the high and low bid prices for the Common Stock as reported by the National Quotation Bureau on the Effective Date and if unpriced, then the Current Market Price per share shall be determined by the Corporation's Board of Directors. The Effective Date for the reverse split shall be at 5:00 P.M. New York City time on November 2, 1989; and it was further

FOURTH: That in lieu of a meeting and vote of stockholders, written consent of stockholders to said amendment has been given in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in Section 228 of The General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

FIFTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Arbor EnTech Corporation has caused this Certificate to be signed by Harvey Houtkin, its President, and attested by Sherri Houtkin, its Secretary, this 18th day of October, 1989.

ARBOR ENTECH CORPORATION

HARVEY HOUTKIN, President

ATTEST:

Sherri Houtkin, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/30/1999
991316245 - 0900024

CERTIFICATE OF RESTORATION AND REVIVAL OF CERTIFICATE OF INCORPORATION OF ARBOR ENTECH CORPORATION

ARBOR ENTECH CORPORATION (hereinafter called the "corporation"), a corporation organized under the laws of Delaware, the Certificate of Incorporation which was voided for failure to pay franchise taxes, now desires to procure a restoration, renewal and revival of its Certificate of Incorporation, and hereby certifies as follows:

1. The name of the corporation is ARBOR ENTECH CORPORATION.

2. The address of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901, County of Kent.

3. The date of filing the corporation's original Certificate of Incorporation in the State of Delaware was on September 29 1980.

4. The corporation hereby procures a restoration and revival of its certificate of incorporation, which became inoperative by law on March 1, 1999, pursuant to the General Corporation Law of the State of Delaware.

5. The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Restoration and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be restored and revived and shall become fully operative on February 28, 1999.

6. This Certificate of Restoration and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Executed on this 29th day of July 1999.

Mark Shefts, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:01 AM 07/30/1999
991316249 - 0900024

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

ARBOR ENTECH CORPORATION

Arbor Entech Corporation (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the corporation is Arbor Entech Corporation.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

> "FOURTH: The Corporation shall have the authority to issue ten million (10,000,000) shares, par value $.001."

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

Executed on this 29th day of June, 1999 .

Mark Shefts, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:31 PM 01/04/2012
FILED 02:24 PM 01/04/2012
SRV 120010380 - 0900024 FILE

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
ARBOR ENTECH CORPORATION

Arbor Entech Corporation, a corporation organized and existing under and by virtue of The General Corporation Law of Delaware, does hereby certify:

FIRST: That at a duly held meeting of the Board of Directors of said Corporation, the Board duly adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

RESOLVED, that the Board of Directors deems it advisable, and hereby declares it to be advisable, that Article FOURTH of the Corporation's presently existing Certificate of Incorporation be amended, changed and altered so that, as amended, said Article shall be and read as follows:

> "FOURTH: The total number of shares of stock which the corporation shall authority to issue is One Hundred and One Million (101,000,000), $.001 par value per share. Of the 101,000,000 shares, 100,000,000 shares shall be Common Stock and 1,000,000 shares shall be Preferred Stock. The voting powers, designations, preferences and relative, participating optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the preferred stock, in one or more series, shall be fixed by one or more resolutions providing for the issue of such stock adopted by the Corporation's board of directors, in accordance with the provisions of Section 151 of the General Corporation Law of Delaware and the board of directors is expressly vested with authority to adopt one or more such resolutions. "

SECOND: That in lieu of a meeting and vote of stockholders, written consent of stockholders to said amendment has been given in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in Section 228 of The General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Arbor Entech Corporation has caused this Certificate to be signed by Brad Houtkin, President and attested by Michael Houtkin, Secretary, this 4th day of January, 2012.

ARBOR ENTECH CORPORATION

Brad Houtkin, President

ATTEST:

Michael Houtkin, Secretary

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ARBOR ENTECH CORPORATION", CHANGING ITS NAME FROM "ARBOR ENTECH CORPORATION" TO "EVERGREEN INTERNATIONAL CORP.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JULY, A.D. 2018, AT 12:33 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTIETH DAY OF JULY, A.D. 2018.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

SECRETARY'S OFFICE
1793 DELAWARE 1855

Jeffrey W. Bullock, Secretary of State

900024 8100
SR# 20185652191

Authentication: 203072518
Date: 07-16-18

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:33 PM 07/13/2018
FILED 12:33 PM 07/13/2018
SR 20185652191 - File Number 900024

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF THE ARBOR ENTECH CORPORATION

Arbor Entech Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the provision of the General Corporation Law of the State of Delaware, certifies on this 6th day of July, 2018 that:

1. The board of directors of the Corporation duly adopted the following resolution in accordance with the provision of the General Corporation Law of the State of Delaware, Section 141 and Section 142:

   "**RESOLVED** that Article First of the Certificate of Incorporation of the Corporation be amended and restated to read in its entirety as follows:

   FIRST: The name of the Corporation is Evergreen International Corp."

   Such name change to be effective July 20, 2018.

2. This amendment to the Certificate of Incorporation of the Corporation has been duly adopted by at least a majority of the directors of the Corporation in accordance with the provision of General Corporation Law of the State of Delaware, Sections 242(a)(1) and 242(b)(1), as this amendment effects only a change of Corporation's name.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 6th day of July, 2018.

By: ______________________

Title: President

Name: Brad Houtkin

{HTFL00046778; 1}